UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 EXPLANATORY NOTE

On December 7, 2010, we filed with the Securities and Exchange Commission an Amendment No. 1 to a Current Report filed on October 7, 2010.  This Amendment No. 2 to our Current Report on Form 8-K Amendment No. 1 is being filed to clarify information for Item 1.01 and 2.01 which eliminates the second to the last sentence in the first paragraph to consistently state that the Agreement is a Securities Purchase / Exchange Agreement only. The filing of this Form 8-K/A, Amendment No. 2, is not an admission that our Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 2, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

Item 1.01.         Completion of Acquisition or Disposition of Assets.

Effective October 1, 2010, EGPI Firecreek, Inc. (“Purchaser” or “EGPI”) executed a Securities Purchase / Exchange Agreement (“SPA”) with the owners (“Sellers”) of Terra Telecom, LLC, an Oklahoma limited liability company, located at 4510 South 86th East Ave, Tulsa, Oklahoma, 74145 (the “Company” or “Terra”) to acquire all of the outstanding stock of Terra, and 100% of the total LLC membership units existing thereof, (the Sellers, the Purchaser, and the Company are collectively referred to herein as the “PARTIES”). A copy of the Securities Purchase / Exchange Agreement was attached as an exhibit to our Current Report filed with the Commission on October 7, 2010.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2011

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer